Exhibit 99.1

Deckers Outdoor Corporation Announces Promotion of Zohar Ziv to Chief Operating
                                    Officer

     GOLETA, Calif.--(BUSINESS WIRE)--Dec. 19, 2007--Deckers Outdoor Corporation (NASDAQ: DECK) today announced that, Zohar Ziv, currently Chief Financial Officer and Executive Vice President of Finance and Administration, has been promoted to the newly created position of Chief Operating Officer, effective January 1, 2008. The Company has initiated a search for a new Chief Financial Officer. Mr. Ziv will continue to function as Chief Financial Officer until a replacement has been appointed.

     Angel Martinez, President and Chief Executive Officer, stated, "Since joining us in 2006, Zohar has played an integral role in implementing our growth strategy while spearheading several important initiatives that have strengthened our operating platform. In an effort to further maximize the global opportunities we believe exist for our portfolio of brands, help ensure we execute and achieve our strategic objectives, and better position the Company for long-term success, we made the decision to enhance our management team with the addition of a Chief Operating Officer. I am very confident that Zohar is the right person to fill this important role and oversee our expansion plans in the years ahead."

     Mr. Ziv has served as Chief Financial Officer and Executive Vice President of Finance and Administration since March 2006. Prior to joining Deckers Outdoor Corporation, he served as Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a leading global marketing services firm and as Chief Financial Officer of Stravina Operating Company, LLC, a privately held company and the largest supplier of personalized novelty items in North America.

     Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva(R), Simple(R) and UGG(R) are registered trademarks of Deckers Outdoor Corporation.

     All statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are inherently uncertain and are based on the Company's expectations as of today, December 19, 2007. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006. Among these risks and uncertainties are the challenge of managing the Company's brands for growth, the Company's ability to anticipate fashion trends, product mix, the success of new products, conditions in the general economy and in the retail environment, the effect of consumer preferences, the Company's dependence on international distributors to sell our products in international markets, the exposure of foreign currency and other risks related to conducting business outside the U.S., the risk that the Company's international sales are subject to a variety of laws and political and economic risks that may adversely impact the Company's sales and results of operations in certain regions, the risk that international trade regulations may impose unexpected duty costs or other non-tariff barriers to markets while the increasing number of free trade agreements has the potential to stimulate increased competition, increased security procedures may cause significant delays and other factors discussed in the Company's filings made with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any of the forward-looking statements in this news release.

     CONTACT: Deckers Outdoor Corporation
              Zohar Ziv
              Chief Financial Officer and
              Executive Vice President of Finance and Administration
              805-967-7611
              or
              Investor Relations:
              Integrated Corporate Relations, Inc.
              Chad A. Jacobs/Brendon Frey
              203-682-8200